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                                                                   EXHIBIT 10.41


                          STRATEGIC LICENSING AGREEMENT

Agreement made as of December 6, 1999, between ARTISTdirect, Inc., 17835 Ventura Boulevard, Suite 310, Encino, California 91316 (hereinafter "ARTISTdirect" or "you") and Sony Music, a Group of Sony Music Entertainment Inc., 550 Madison Avenue, New York, New York 10022-3211 (hereinafter "Sony").

         WHEREAS, ARTISTdirect is in the business of producing, designing and maintaining an integrated network of music entertainment websites;

         WHEREAS, ARTISTdirect acknowledges the need to obtain a license enabling it to transmit to end-users intellectual property and content owned and controlled by Sony, and Sony desires to grant such license to ARTISTdirect on the terms hereof, solely for use on ARTISTdirect Sites and solely for the purpose of promoting the sale of Phonograph Records or for such other uses as may be approved by Sony; and

         WHEREAS, Sony owns and controls intellectual property and content, including various Master Recordings featuring the performances of various Sony recording artists (each, a "Sony Artist") and related Artwork, and the intellectual property rights therein.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       TERM AND TERRITORY

         1.01. The term of this license agreement ("Term") will begin on the date hereof, and will continue for a period ending on December 31, 2001, unless sooner terminated pursuant to Article 9 below.

         1.02. The territory of the License is the United States ("Territory"). Notwithstanding the preceding sentence, Sony hereby acknowledges and agrees that the license granted herein includes the right to exploit the Sony Content licensed to you hereunder via the Internet, which by its nature extends beyond the Territory. You shall not be deemed in breach of this license agreement if the unintended effect and unavoidable consequence of your transmitting the Sony Content to an end-user in the United States via the ARTISTdirect Network as permitted herein results in Internet users located outside the United States accessing the Sony Content (i.e., viewing the Artwork or listening to the Sound Clips) directly from Web Sites that are a part of the ARTISTdirect Network located in the Territory. For the avoidance of doubt, you shall not be entitled to transmit any Sony Content other than via the ARTISTdirect Network as permitted herein hosted and maintained at an Internet server residing in the United States.



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2.       GRANT OF RIGHTS; SOUND CLIP AND ARTWORK UPLOAD RESTRICTIONS AND
         PROCEDURES

                  2.01. (a) Only in respect of the rights Sony (or its Licensees, as the case may be) owns or controls in and to the Sound Clips and the Artwork (individually and collectively, the "Sony Content"), and subject to all of the terms and conditions of this license agreement, Sony (on behalf of itself and its Licensees) grants to you a non-exclusive, limited license during the Term and throughout the Territory to use Sony Content for sole purpose of serving the Sony Content relating to the Sony Artist concerned to end-users in conjunction with and as a part of the Web Site hosted on the ARTISTdirect Network for or relating to the Sony Artist concerned, which Web Site contains an online offer to end-users in the United States for the mail order fulfillment of Phonograph Records distributed by Sony containing the featured performances of such Sony Artist, provided that such Web Site contains a Buy Link in close proximity to the corresponding Sony Content (the "License"). For the avoidance of doubt, the License includes a non-exclusive, limited license during the Term and throughout the Territory to reproduce as part of the Artwork any of Sony's trademarks, trade names and logos as they are embodied in the Artwork.

                  (b) Omitted without implication.

                  (c) You shall not include on the ARTISTdirect Network at any time more than (i) five (5) Sound Clips from any one (1) album or (ii) one (1) Sound Clip in respect of each Sony Recording.

                  (d) (1) Each Sound Clip shall be transmitted to end-users solely by so-called "streaming" technology (i.e., technology which transmits and plays or displays, as applicable, the Sound Clip concerned to remote users in real time). For the avoidance of doubt, examples of such so-called "streaming" technology as of the date hereof include RealNetworks' RealAudio, Microsoft's Windows Media Audio, and so-called "WAV" files. Neither you nor any other Person shall create or facilitate the creation of "downloadable" copies of any Sony Recording.

                           (2) Provided that you have used commercially
reasonable efforts to prevent the creation of "downloadable" copies of any Sony Recording embodied in each Sound Clip and have used a so-called "streaming" technology that is designed to prevent the facilitation of or circumvention of such so-called "streaming" technology the end result of which may be the creation of "downloaded" copies of any Sony Recording, you shall not be deemed to have breached the foregoing provisions of section 2.01(d)(1) above. In the event that you become aware that the so-called "streaming" technology employed by you is capable of such facilitation or circumvention and/or is otherwise resulting in the creation of "downloaded" copies of any Sony Recording, you shall immediately advise Sony thereof. Upon being so advised by you, or, alternatively, upon Sony's advising you that Sony has become aware that the so-




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called "streaming" technology employed by you is capable of such facilitation or circumvention and/or is otherwise resulting in the creation of "downloaded" copies of any Sony Recording, you shall take such steps and give Sony such assurances as Sony may deem reasonably satisfactory evidencing your plans to prevent the possibility of the creation of such "downloaded" copies of the Sony Recordings concerned on a prospective basis. In the event that Sony advises you that such steps and/or assurances are not so reasonably satisfactory to Sony in any instance(s), you shall then be required to immediately remove the Sony Content concerned from all Web Sites on the ARTISTdirect Network.

         2.02. (a) In the case of each Sony Recording you wish to use on the ARTISTdirect Network, you shall use your reasonable best efforts to determine the so-called "hook" of the Sony Recording concerned, and to use a Sound Clip of such so-called "hook"; provided, however, that Sony may designate such so-called "hook" in each instance and require you to include a Sound Clip embodying such so-called "hook" (in lieu of any other Sound Clip). Notwithstanding the foregoing provisions of this subparagraph 2.02(a), in the event of any dispute between what Sony determines to be the so-called "hook" of the Sony Recording concerned and what the Sony Artist concerned determines to be the so-called "hook" of the Sony Recording concerned, the decision of the Sony Artist concerned shall be deemed the so-called "hook" of the Sony Recording determined by Sony for the purposes hereof, provided that in each instance you secure and deliver to Sony the written consent of the Sony Artist concerned which specifies with reasonable particularity the so-called "hook" as determined by such Sony Artist.

                  (b) You shall also be required to include on the ARTISTdirect Network Sound Clips of particular Sony Recordings which Sony may designate from time to time, promptly following Sony's request therefor. Notwithstanding the foregoing provisions of this subparagraph 2.02(b), in the event that Sony so designates any particular Sony Recording for such inclusion on the ARTISTdirect Network and the Sony Artist concerned objects to Sony's selection of such Sound Recording for such purpose, the decision of the Sony Artist concerned shall be deemed Sony's selection for the purposes hereof, provided that in each instance you secure and deliver to Sony the written consent of the Sony Artist concerned which specifies with reasonable particularity the Sony Recording desired by such Sony Artist.

3.       OTHER LIMITATION OF RIGHTS

         3.01. (a) The License is limited to the use of the Sony Content solely in the manner set forth in Article 2 above and this Article 3. Any and all other rights in connection with the Sony Content are specifically reserved by Sony.

                  (b) You warrant and represent that, except as expressly set forth herein (i) the Sony Content will not be edited, modified or otherwise altered (except to the extent required to create Sound clips derived from Sony Recordings), (ii) you will not include the Sony Content other than in computer files created for use in accordance



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with paragraph 2.01 above, and (iii) you shall be solely responsible for any and all costs, fees, expenses or other charges in connection with the permitted uses of the Sony Content permitted hereunder (excluding any audio Record royalty payments Sony may be required to make, if any, under any agreement to which Sony is a party or is honoring in connection with the sale of Phonograph Records embodying the Sony Content concerned, but including (x) any monies which may be required to be paid to labor unions and guilds with appropriate jurisdiction and
(y) Persons owning or controlling an interest in musical compositions embodied in Sony Content for the right to use such musical compositions). Sony shall use reasonable efforts to cause Sony/ATV Music Publishing LLC ("Sony/ATV") to negotiate with you in good faith regarding a license for the right under copyright to reproduce and/or publicly perform musical compositions owned and controlled by Sony/ATV which are embodied in Sound Clips and Videos licensed to you under the License in accordance with industry standards and the arms-length market for such licenses; provided, however, that in no event shall you be required to pay to Sony/ATV consideration in respect of any such license in excess of the consideration then being charged by Sony/ATV to any other third party for comparable uses of such musical compositions.

         3.02. You will not sublicense, assign or convey in any manner any rights under this license agreement, including, but not limited to, the right to use the Sony Content in conjunction with the ARTISTdirect Network, except to a Person owning or acquiring all or substantially all of your stock or assets. No Sony Content, Sony Recordings or Sony Artwork provided to you hereunder will be sold, licensed or otherwise conveyed by you or on your behalf to others, except to a Person owning or acquiring all or substantially all of your stock or assets.

         3.03. Omitted without implication.

         3.04. (a) You shall include on all Web Sites containing Sony Content in the ARTISTdirect Network: (i) The title of the musical composition embodied in the Sony Recording concerned and the name of the artist performing such composition, (ii) the appropriate copyright (P) and (c) notices applicable to each item of Sony Content used on the Web Site concerned, in close juxtaposition to the title(s) of the Sony Recordings concerned, and (iii) the legend:
"WARNING: All rights reserved. Unauthorized duplication is a violation of applicable laws." The items prescribed in clauses (i) and (ii) will be included on the same page(s) of the underlying musical compositions and Recordings licensed to you by third-parties in an easily legible manner and not less than the size, prominence and type style of such musical compositions and such Recordings licensed to you by third-parties.

         3.05. As between you and Sony, the Sony Recordings, all performances embodied thereon, the Sony Content, and all copyrights and other rights in and to the Sony Recordings and Sony Content are the sole property of Sony and shall remain the sole and exclusive property of Sony. You warrant, represent and agree that you will not, directly or indirectly, sell or otherwise dispose of, pledge, mortgage or in any way



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encumber the Sony Recordings or any other related materials licensed to or created by you with respect thereto.

         3.06. Upon termination of the License, or at the termination or expiration of the Term, or if any Sony Content cease for any reason to be subject to the License, all rights herein granted to you to include the Sony Content concerned on the ARTISTdirect Network shall forthwith terminate; provided, however, that in the event that any Sony Content cease for any reason to be subject to the License, such termination shall be effective five (5) business days following the date of Sony's notice to you of the cessation concerned. You shall thereafter have no right to include such Sony Content on the ARTISTdirect Network. You shall promptly cease to use any computer files and Sound Clips constituting Sony Content then in your possession or control and used in conjunction with the ARTISTdirect Network (together with all master tapes of Sony Recordings and other reproducing devices relating thereto), and shall promptly thereafter furnish Sony with a sworn affidavit confirming that you shall not at any time sell, transfer, assign, or convey, or send, transmit or copy by any means or medium, to any Person, any of such computer files. Within sixty (60) days of any such termination, you will cause any computer files embodying the Sony Content not in your possession or control at the time of termination to be returned to you and you shall promptly thereafter furnish Sony with a sworn affidavit confirming that you shall not at any time sell, transfer, assign, or convey, or send, transmit or copy by any means or medium, to any Person, any of such computer files.

         3.08. Except as expressly provided for herein, you may not use the Sony Content for any original programming, products or marketing campaigns of any type or nature, including but not limited to use in any games or trivia contests, nor may you exploit the Sony Content in any commercial on-line services, interactive television, telephone, cable or other technology or format, whether now known or hereafter created.

3A.      [***]*

4.       CONSIDERATION

         4.01. In consideration of the rights granted to you hereunder, each Web Site hosted on the ARTISTdirect Network containing Sony Content or any of the elements described in sections 3A.03(b)(1), (2) or (3) above shall at all times during the Term contain an active link to a Web Site created, hosted and maintained by Sony in respect of such Sony Artist (each, a "Sony Artist Site"), if any. Each such link shall be solely to such locations and/or addresses on the Sony Artist Site as Sony shall designate in writing in each instance, and shall be equal in size and prominence as the link from the corresponding Sony Artist Site to such ARTISTdirect Network Web Site placed by Sony pursuant to paragraph 4A.01 below.

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* Confidential treatment has been requested for the bracketed portion. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.



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         4.02 If at any time during the Term any third party receives any consideration in connection with the licensing or other furnishing to you of any digital sound files of Phonograph Records embodying Recordings that are not Sony Recordings of no greater than thirty (30) seconds in length (or, solely in the case of Recordings in the classical or jazz genre, no greater than sixty (60) seconds in length) ("Third Party Sound Clips") or so-called "thumbnail" images of the front album cover art used in the packaging of Phonograph Records containing Recordings that are not Sony Recordings ("Third Party Artwork") used or to be used in connection with the ARTISTdirect Network, or any rights therein, which consideration is more favorable to such third party than the consideration accorded to Sony hereunder, then such more favorable consideration shall be deemed immediately accorded to Sony and incorporated in this license agreement on a prospective basis only. You represent and warrant that, as of the date hereof, no record label, artist or other third party has received any such more favorable consideration.

         4.03. At all times during the Term, ARTISTdirect shall maintain standard management reporting systems regarding the ARTISTdirect Network, and will prepare for Sony monthly management reports to the extent reasonably available to you, which may include such information as usage of Sound Clips containing Sony Recordings and the correlation between such usage and sales of Phonograph Records by you. Each such monthly management report shall be delivered to Sony by no later than five (5) business days following the calendar month in respect of which the monthly management report concerned covers. During the Term, you and Sony shall discuss in good faith incorporating such additional information as the parties may mutually agree to be included in such monthly management reports.

4A.      CROSS-MARKETING OPPORTUNITIES

         4A.01. Each Sony Artist Site for a Sony Artist with a corresponding ARTISTchannel Site on the ARTISTdirect Network shall at all times during the Term contain an active link to the ARTISTchannel Site for the Sony Artist concerned containing Sony Content relating to such Sony Artist, or, if there is no ARTISTchannel Site for the Sony Artist concerned containing Sony Content relating to such Sony Artist, the ARTISTchannel Store for the Sony Artist concerned. Each such link shall be solely to such locations and/or addresses on the ARTISTdirect Network as you shall designate in writing in each instance, and shall be equal in size and prominence as the link from the corresponding ARTISTdirect Network Web Site to such Sony Artist Site placed by you pursuant to paragraph 4.01 above.

         4A.02. During the Term, Sony shall consider in good faith any reasonable request made by ARTISTdirect regarding the participation of Sony in promotions involving Sony Artists that have an ARTISTchannel Site via the ARTISTdirect Network to help market Phonograph Records containing such Sony Artist's performances and the cross-promotion of the ARTISTchannel Site, the Sony Artist Site for the Sony Artist concerned and the other Internet properties of ARTISTdirect and Sony.

5.       TRADEMARKS, TRADE NAMES, NAMES, LIKENESSES, CREDITS AND MARKETING
         LIMITATIONS

         5.01. You may advertise the Sony Recordings in connection with the ARTISTdirect Network, provided that you have obtained the written consent of the Sony Artist concerned in connection with such advertisements. You agree that you will not use Sony's trademarks or logotypes, or Sony's name, directly or indirectly, except as provided in paragraphs 2.01 and 3.04 above, and paragraphs
5.02 and 5.03 below, in conjunction with the License granted herein.


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         5.02.    Omitted without implication.

         5.03. If you become aware of any unauthorized manufacture, advertising, distribution, lease or sale by any third party of the Sony Recordings, or any other Master Recordings the copyrights to which are owned by Sony or its licensors, you shall promptly notify Sony thereof and shall cooperate with Sony, at Sony's cost and expense, in the event that Sony commences any action or proceeding against such third party.

6.       Omitted without implication.

7.       ADDITIONAL REPRESENTATIONS, WARRANTIES AND INDEMNITIES

         7.01. You warrant and represent that:

                  (a) You have the right and power to enter into and fully perform this license agreement and to make the commitments you make herein, and have obtained or will obtain all necessary licenses, permissions and consents.

                  (b) Sony shall not be subject to any costs, fees or other charges (including, without limitation, any royalties) in respect of ARTISTdirect's use of any Sound Clips and/or Artwork files or in respect of the ARTISTdirect Network.

                  (c) You are fully-qualified to digitize and create Sound Clip and Artwork files and to operate the ARTISTdirect Network as described herein.

                  (d) Subject to clause (i) of the last sentence of paragraph
9.01 below, you own, and will own at all times during the Term, all right, title and interest in and to the ARTISTdirect Network, and all copyrights and other rights therein (other than the underlying rights in the content and intellectual property included therein, to the extent such content and intellectual property is owned by third parties and licensed to you), throughout the Territory, free and clear of any and all claims or encumbrances whatsoever. Subject to the representations and warranties made by Sony hereunder, the operation and use of ARTISTdirect Network for the purposes described herein, do not, and at no time shall during the Term, violate any law (including, without limitation, any federal law or regulation) or infringe upon or violate the rights of any Person.

                  (e) You have obtained from third parties all licenses and other rights necessary in order to create and operate the ARTISTdirect Network.

                  (f) You are a corporation duly organized and in good standing under the laws of the State of Delaware.

         7.02. You will at all times indemnify and hold harmless Sony and any licensor of Sony from and against any and all claims, damages, liabilities, costs and expenses (including reasonable legal expenses and counsel fees) arising out of any breach or



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alleged breach by you of any representation, warranty or agreement made by you herein, including, without limitation, your representation and warranty to secure and pay for all third-party licenses, permissions and consents. You will reimburse Sony and/or its licensors on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which Sony or its licensors are entitled to be indemnified.

         7.03. Sony will at all times indemnify and hold you harmless from and against any and all claims, damages, liabilities, costs and expenses (including reasonable legal expenses and counsel fees) arising out of any breach by Sony of any representation or warranty made by Sony herein up to, in the aggregate, $200,000 plus any financial consideration paid by you to Sony under this agreement. Sony will reimburse you on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which you are entitled to be indemnified, up to the amount prescribed in the preceding sentence.

7A.      SONY'S WARRANTIES AND REPRESENTATIONS

         7A.01. Sony warrants and represents that:

         (a) Sony has the right and power to enter into and fully perform this license agreement.

         (b) Subject to the terms, conditions, restrictions and limitations provided elsewhere herein, Sony owns or controls all rights in and to the Sony Content necessary to grant you the License under this agreement.

8.       DEFINITIONS

         8.01. (a) "Web Site" - means that specific computerized area and system, including any computer servers, transmission systems, electronic files, and electronic data retrieval systems, associated with the international computer network known as the "Internet" and more specifically the "World Wide Web".

                  (b) "ARTISTchannel Site" - an English language, Portuguese language and/or Spanish language Web Site created, maintained and hosted by ARTISTdirect in the United States featuring, among other elements, music, music related merchandise and other music related content (e.g., so-called "samples" of sound recordings, Phonograph Records, collectibles, artist-hosted clubs, fan clubs, message boards, news, tour information and special offers) relating to one (1) musical recording artist, which Web Site is referred to on the applicable Web Site as the "official" Web Site of the musical recording artist concerned and does not constitute an ARTISTchannel Store for such musical recording artist. Each ARTISTchannel Site is individually designed for, and is owned by (other than any intellectual property which may be owned by a third party) the musical recording artist featured on the Web Site concerned pursuant to a




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contractual arrangement between ARTISTdirect and such musical recording artist.
For the avoidance of doubt, any Web Site that is not referred to such Web Site as the "official" Web Site of the musical recording artist concerned is not an ARTISTchannel Site.

                  (c) "ARTISTchannel Superstore" - an English language, Portuguese language and/or Spanish language Web Site created, maintained and hosted by ARTISTdirect in the United States featuring online distribution of products and services such as Phonograph Records, digital downloads of Master Recordings, merchandise, tickets, tour memorabilia and collectible items relating to more than one (1) musical recording artist.

                  (d) "ARTISTchannel Store" - an English language, Portuguese language and/or Spanish language Web Site that is not an ARTISTchannel Site created, maintained and hosted by ARTISTdirect in the United States featuring online distribution of products and services relating to one (1) musical recording artist, such as Phonograph Records, digital downloads of Master Recordings, merchandise, tickets, tour memorabilia and collectible items.

                  (e) "ARTISTdirect Network" - an integrated network of English language, Portuguese language and/or Spanish language Web Sites created, maintained and hosted by ARTISTdirect in the United States, consisting solely of
(i) ARTISTchannel Sites, (ii) the ARTISTchannel Superstore, (iii) ARTISTchannel Stores, and (iv) a comprehensive online music search engine and resource for music information created, maintained and hosted by ARTISTdirect called "The Ultimate Band List" located at "www.ubl.com" as the Uniform Resource Locator, address or domain name (the "Ultimate Band List").

                  (f) "Buy Link" - an active link on a Web Site that is part of the ARTISTdirect Network, which links such Web Site to a Web Site created, maintained and hosted by ARTISTdirect in the United States that processes and fulfills mail order sales of the Phonograph Records concerned to end-users in the United States. For purposes of the preceding sentence, banner advertisements that contain an active link to another Web Site shall not constitute an active link with prominent and preferred placement.

         8.02. "Artwork" - so-called "thumbnail" images of the front album cover art, only, used in the packaging of the Records in which the Sony Recordings concerned were originally released by Sony in the United States.

         8.03. "Sound Clips" - digital sound files of Phonograph Records embodying Sony Recordings. Solely with respect to Sony Recordings, such sound files shall be no greater than thirty (30) seconds in length (except for Sony Recordings in the classical or jazz genre, which shall be no




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greater than sixty (60) seconds in length), except as otherwise agreed upon in writing by Sony for the particular Sony Recording concerned.

         8.04. "Sony Recordings" - any audio-only sound recording embodied on the selection of Phonograph Records listed within the United States catalogs of Sony's Columbia, Epic, Sony Classical, WORK, 550 and Legacy labels or contained in Sony's so-called "DJ mailing list", subject to paragraph 3.01.

         8.05. "Master Recordings" or "Recordings" - every recording of sound, whether or not coupled with a visual image, by any method and on any substance or material, or in any other form or format, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of Records or for any other commercial exploitation.

         8.06. "Records" - all forms of reproductions, transmissions or communications of Recordings now or hereafter known, manufactured, distributed, transmitted or communicated primarily for home use, school use, juke box use or use in means of transportation, including, without limitation, Records embodying or reproducing sound alone and Audiovisual Records. A "Phonograph Record" is a Record as embodied by the manufacturer and/or distributor in a physical, non-interactive Record configuration (e.g., vinyl LP's, cassettes, compact discs, videocassettes) prior to its distribution to the consumer, as opposed to the transmission or communication of a Record to the consumer prior to being embodied in a physical Record configuration, whether or not it may at some point be embodied in a physical Record configuration, by the consumer or under the consumer's direction or control.

         8.07. "Person" - any natural person, legal entity, or other organized group of persons or entities. (All pronouns, whether personal or impersonal, which refer to Persons include natural persons and other Persons.)

         8.08. "Licensee" - the principal licensee of rights from Sony in the country concerned, which licensee is owned wholly by Sony Corporation, directly or indirectly.

         8.09. "Video" - an audiovisual work owned or controlled by Sony featuring, primarily, the audio soundtrack of one (1) Sony Recording.

9.       DEFAULT

         9.01. (a) If you fail to timely make payments and render statements to Sony, and/or to make payments to third parties within ten (10) business days after you receive notice from Sony of your failure to make such payment, render such statement and/or make such payment to such third party, as the case may be; or

                  (b) In the event of any breach by you or any of your representations, warranties or obligations hereunder, which breach is not cured promptly following Sony's notice to you thereof, or in the event that you fail to fulfill any



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of your obligations hereunder, which failure is not cured promptly following
Sony's notice to you thereof; or

                  (c) In the event of your dissolution or the liquidation of your assets, or the filing of a petition in bankruptcy or insolvency or for an arrangement or reorganization by, for or against you, or in the event of the appointment of a receiver or a trustee for all or a portion of your property, or in the event that you shall make an assignment for the benefit of creditors or become bankrupt or insolvent;

then, you shall be deemed in material breach and default hereof and Sony, in addition to such other rights and remedies which Sony has at law or otherwise under this license agreement, may upon notice to you, immediately terminate the License and the Term without prejudice to any right or claims Sony may have. Notwithstanding the foregoing: (i) Sony shall not exercise Sony's rights under subparagraph 9.01(b) above if the default concerned is solely attributable to any claims or encumbrances asserted against you (and are not asserted against Sony or any of its licensees) resulting from a breach or alleged breach of your representations and warranties under subparagraph 7.01(d) above solely insofar as it pertains to copyrights and other rights in any content or intellectual property or other property or rights of any Person not owned or controlled by Sony or its licensees; and (ii) Sony shall not exercise Sony's rights under subparagraph 9.01(c) above by reason of the filing of a petition against you by a third party under Title 11 of the United States Code or any similar statute, unless (A) Sixty (60) days elapse after the filing of the petition and the petition is not dismissed by order of the court within that time; or (B) Sony determines in Sony's sole judgment that deferment of exercise of the option during that sixty (60) day period might jeopardize Sony's interests (e.g. Title 11 of the United States Code or any similar statute or law does not permit up to sixty (60) days to so dismiss such petition.

10.      NOTICES

         10.01. Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail or telegraph (prepaid), at the addresses shown above, or such other address or addresses as may be designated by either party. Notices shall be deemed given when mailed or delivered to a telegraph office, except that notice of change of address shall be effective only from the date of its receipt. Each notice sent to Sony shall be directed to its Senior Vice-President, Business Affairs and Administration, and a copy of each such notice shall be sent simultaneously to Sony Music Entertainment Inc., Law Department, 550 Madison Avenue, New York, New York 10022-3211, Attention: Senior Vice President and General Counsel. Sony shall undertake to send a copy of each notice sent to you to Allen D. Lenard, Esq., Lenard & Gonzalez, LLP, 1900 Avenue of the Stars, 25th Floor, Los Angeles, California 90067, but Sony's failure to send any such copy shall not constitute a breach of this agreement or impair the effectiveness of the notice concerned.



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11.      MISCELLANEOUS

         11.01. This license agreement contains the entire understanding of the parties relating to its subject matter. No change or modification of this license agreement will be binding upon unless it is made by an instrument signed by an officer of Sony. No change of this agreement shall be binding upon you unless it is made by an instrument signed by you. A waiver by either party of any provision of this license agreement in any instance shall not be deemed to waive it for the future. All remedies, rights, undertakings, and obligations contained in this license agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, or obligation of either party. The captions of the Articles in this agreement are included for convenience only and shall not affect the interpretation of any provision.

         11.02. Those provisions of any applicable collective bargaining agreement between Sony and any labor organization which are required, by the terms of such agreement, to be included in this license agreement shall be deemed incorporated herein.

         11.03. Sony may assign Sony's rights under this agreement in whole or in part to any subsidiary, affiliated or controlling corporation, to any Person owning or acquiring a substantial portion of the stock or assets of Sony, or to any partnership or other venture in which Sony participates, and such rights may be similarly assigned by any assignee. No such assignment shall relieve Sony of any of Sony's obligations hereunder. Sony may also assign Sony's rights to any of Sony's Licensees if advisable in Sony's sole discretion to implement the license granted.

         11.04. If Sony breaches any of its obligations hereunder, you shall permit Sony a reasonable time to remedy such breach, and you shall not be entitled to recover damages or terminate the Term by reason of such breach until such reasonable time has passed.

         11.05. THIS LICENSE AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF NEW YORK, AND THE VALIDITY, INTERPRETATION AND LEGAL EFFECT OF THIS LICENSE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITH RESPECT TO THE DETERMINATION OF ANY CLAIM, DISPUTE OR DISAGREEMENT WHICH MAY ARISE OUT OF THE INTERPRETATION, PERFORMANCE, OR BREACH OF THIS LICENSE AGREEMENT. ANY PROCESS IN ANY ACTION OR PROCEEDING COMMENCED IN THE COURTS OF THE STATE OF NEW YORK OR ELSEWHERE ARISING OUT OF ANY SUCH CLAIM, DISPUTE OR DISAGREEMENT MAY, AMONG OTHER METHODS, BE SERVED UPON YOU BY DELIVERING IT OR MAILING IT, BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE ADDRESS FIRST ABOVE WRITTEN OR SUCH OTHER ADDRESS AS YOU MAY DESIGNATE PURSUANT TO PARAGRAPH 10.01. ANY SUCH PROCESS MAY, AMONG OTHER METHODS, BE SERVED UPON ANY



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

PARTY WHO APPROVES, RATIFIES, OR ASSENTS TO THIS LICENSE AGREEMENT TO INDUCE SONY TO ENTER INTO IT, BY DELIVERING THE PROCESS OR MAILING IT BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE ADDRESS FIRST ABOVE WRITTEN OR SUCH OTHER ADDRESS AS THE PERSON CONCERNED MAY DESIGNATE IN THE MANNER PRESCRIBED IN PARAGRAPH 10.01. ANY SUCH DELIVERY OR MAIL SERVICE SHALL BE DEEMED TO HAVE THE SAME FORCE AND EFFECT AS PERSONAL SERVICE WITHIN THE STATE OF NEW YORK OR THE JURISDICTION IN WHICH SUCH ACTION OR PROCEEDING MAY BE COMMENCED.

         11.06. This license agreement shall not become effective until executed by all proposed parties hereto. This license agreement may be executed in counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one (1) agreement.

12.      PRESS RELEASES

         12.01. Neither party hereto shall, without the consent of the other party, issue any press release or make any other public announcement relating to the transactions contemplated by (i) this agreement or (ii) the Stock Purchase Agreement dated as of December __, 1999 between the parties and the other Transaction Agreements, as defined in such Stock Purchase Agreement (the "Investment Documents" and together with this agreement, the "Confidential Information"), provided that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is required to do so and gives prior notice to the other party, provided further that ARTISTdirect shall provide Sony with a reasonable opportunity to review and comment on the disclosure regarding the Confidential Information in ARTISTdirect's registration statement in connection with its public offering. ARTISTdirect further agrees to use reasonable efforts (i) To obtain confidential treatment of the portions of this agreement and the Investment Documents relating to pricing terms and commitment levels in connection with the filing of such registration statement, and (ii) in connection with the filing of such registration statement, to obtain confidential treatment of (x) each of the provisions contained in Article 3A of this agreement, and (y) any and all other terms contained in this agreement that are more favorable to ARTISTdirect than the corresponding terms granted by ARTISTdirect to a similarly situated third party record company or other Person.


                                     SONY MUSIC, A Group of
                                     Sony Music Entertainment Inc.


                                     By: /s/ RON WILCOX
                                        ----------------------------------------
                                        Senior Vice President
                                        Business Affairs and Administration




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



                                     ARTISTDIRECT, INC.

                                     By: /s/ MARC P. GEIGER
                                        ------------------------
                                       Title: CEO









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